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                                                                     Exhibit 5.1

                             MAYER, BROWN & PLATT
                           190 South LaSalle Street
                         Chicago, Illinois 60603-3441



                             ______________, 1999


Isle of Capri Casinos, Inc.
711 Washington Loop
Biloxi, Mississippi   39530

     Re:  Registration Statement on Form S-4 Relating to
          8 3/4% Senior Subordinated Notes Due 2009, Series B
          ---------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") relating to the Company's 8 3/4% Senior Subordinated Notes due 2009, Series B (the "New Notes") and the related guarantees (the "Subsidiary Guarantees") of certain subsidiaries of the Company listed on Annex A to this opinion (the "Subsidiary Guarantors"). The New Notes will be offered in exchange for any and all of the Company's outstanding 8 3/4% Senior Subordinated Notes due 2009, Series A (the "Old Notes"). The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of April 23, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee.

     In rendering the opinions set forth below, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

     Based upon the foregoing, we are of the opinion that:
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1.   The New Notes have been duly authorized for issuance by the Company and, upon the due execution, authentication, issuance and delivery thereof in accordance with the terms of the Indenture, the New Notes will constitute valid and legally binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. The Subsidiary Guarantees have been duly authorized for issuance by the Subsidiary Guarantors and constitute valid and legally binding obligations of the Subsidiary Guarantors, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.

                              Very truly yours,



                              Mayer, Brown & Platt


PWT/dmm
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                                                                         ANNEX A

                             SUBSIDIARY GUARANTORS
                             ---------------------

CSNO, Inc., a Louisiana corporation

Grand Palais Riverboat, Inc., a Louisiana corporation

IOC-Coahoma, Inc., a Mississippi corporation

Isle of Capri Casino-Tunica, Inc., a Mississippi corporation

Isle of Capri Casino Colorado, Inc., a Colorado corporation

Isle of Capri Hotels-Bossier City, L.L.C., a Louisiana limited liability company

Louisiana Riverboat Gaming Partnership, a Louisiana partnership

LRG Hotels, L.L.C., a Louisiana limited liability company

LRGP Holdings, Inc., a Louisiana corporation

PPI, Inc., a Florida corporation

Riverboat Corporation of Mississippi, a Mississippi corporation

Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation

Riverboat Services, Inc., an Iowa corporation

St. Charles Gaming Company, Inc., a Louisiana corporation